Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the EnerNOC, Inc. 2016 Employee Stock Purchase Plan of our reports dated March 10, 2016, with respect to the consolidated financial statements of EnerNOC, Inc. and the effectiveness of internal controls over financial reporting of EnerNOC, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 4, 2016